Exhibit 99.1

                             U. S. GOLD CORPORATION

                           N E W S   R E L E A S E

                         2201 Kipling Street, Suite 100
                         Lakewood, Colorado 80215-1545
                     (303) 238-1438   FAX: (303) 238-1724

                      Rob McEwen Becomes Director, CEO and
                              Chairman of U.S. Gold

Denver, Colorado, August 19, 2005 -- U.S. Gold Corporation (OTC BB:USGL) announces that the Board of Directors yesterday appointed Rob McEwen as a Director of the Company and subsequently named him CEO and Chairman of the Board of Directors. Declan Costelloe was also appointed as a Director of the Company. The appointments were made to fill vacancies created by the resignations of William Reid as Director, CEO and Chairman of the Board and David Reid as Director and Vice President, also effective yesterday. William Reid and David Reid will remain with U.S. Gold as consultants on an at-will basis until September 30, 2005. The remainder of the Company's Board of Directors remains unchanged. These changes were discussed prospectively in the Company's press release of July 29, 2005.


Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are identified by words such as "intends," "anticipates," "believes," "expects" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 under the caption, "Risk Factors." Most these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For Further Information, Please Contact:
U.S. Gold Corp.
William F. Pass                                  Robert R. McEwen
Tel:  (303) 238-1438                             Tel:  (416) 865-0326
Fax:  (303) 238-1724                             Fax:  (416) 361-5741
billp@usgoldmining.com                           145 King St. West, Suite 2700
2201 Kipling Street, Suite 100                   Toronto, Ontario
Lakewood, Colorado 80215                         Canada M5H 1J8